UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
3222 Phoenixville Pike, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name on each exchange
	Symbol (s)	on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference in its entirety.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 8, 2020, the Board of Directors (the “Board”) of Neuronetics, Inc. (“Neuronetics”), a Delaware corporation, declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of Common Stock, par value $0.01 per share, of Neuronetics (“Neuronetics Common Stock”), and adopted a rights plan, as set forth in the Rights Agreement, dated as of April 8, 2020 (the “Rights Agreement”), by and between Neuronetics and American Stock Transfer & Trust Company, LLC, as rights agent. The dividend is payable to Neuronetics stockholders of record as of the close of business on April 20, 2020. The Rights will expire April 8, 2021.

The Board has adopted the Rights Agreement following careful consideration, among other factors, of the COVID-19 pandemic’s disruptive impact on market stability and its unprecedented effect on equity market valuations, including the recent dislocation of the Company’s stock price. The Rights Agreement is designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against opportunistic tactics to exert control over the Company. The Rights Agreement is intended to encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover. In general terms, the Rights Agreement deters abusive takeover tactics by significantly diluting any person or group that acquires 10% (15% in the case of a passive institutional investor) or more of the outstanding shares of Neuronetics Common Stock without the approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement and the Rights follows:

The Rights. The Rights will initially trade with, and will be inseparable from, the shares of Neuronetics Common Stock. New Rights will accompany any new shares of Neuronetics Common Stock issued after April 20, 2020 until the expiration, exchange or redemption of the Rights.

Exercisability. The Rights will not be exercisable until the earlier of (a) 10 days after the public announcement or disclosure that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the outstanding shares of Neuronetics Common Stock (the “Shares Acquisition Date”)  or, in the event that the Board determines on or before such 10th day to effect an exchange (as described below) and determines that a later date is advisable, such later date that is not more than 20 days after the Shares Acquisition Date or (b) 10 business days (or such later date as may be determined by action of the Board prior the time that any person or group has become an “Acquiring Person” (as defined in the Rights Agreement)) after the commencement by any person or group of, or the first public announcement that a person or group intends to commence a tender or exchange offer for Neuronetics Common Stock, the consummation of which would result in ownership by such person or group becoming an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the outstanding shares of Neuronetics Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The date when the Rights become exercisable is referred to herein as the “Distribution Date.” Until that date, Neuronetics Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system, will evidence the Rights, and any transfer of shares of Neuronetics Common Stock will also constitute a transfer of such Rights. After the Distribution Date, the Rights will separate from the shares of Neuronetics Common Stock and be evidenced by book-entry credits or by Rights certificates that Neuronetics will mail to all applicable holders of Neuronetics Common Stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Exercise Price. Each Right will allow its holder to purchase from Neuronetics one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Share”), for $12.00 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Neuronetics Common Stock.

Beneficial Ownership. Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of underlying shares of Neuronetics Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended — are treated as beneficial ownership of the number of shares of Neuronetics Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Neuronetics Common Stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, shares held by Affiliates and Associates of an Acquiring Person, and shares which are the subject of, or the reference securities for, or that underlie any Derivative Position of an Acquiring Person or such

Acquiring Person’s Affiliates or Associates, will be deemed to be beneficially owned by the Acquiring Person (in each case as such capitalized terms are defined in the Rights Agreement).

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of Neuronetics Common Stock with a market value of $24.00, based on the market price of Neuronetics Common Stock prior to such acquisition.

•

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Neuronetics Common Stock, the Board may extinguish the Rights by exchanging one share of Neuronetics Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

•

Flip Over.  After the Distribution Date, if the Company is acquired in either a merger or similar business combination transaction, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, then all holders of Rights (other than the Acquiring Person) may, for the Exercise Price, purchase shares of the acquiring corporation with a market value of $24.00, based on the market price of the acquiring corporation’s stock, prior to such transaction.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued (among other matters):

•	will not be redeemable;

•	will entitle such holder to quarterly dividend payments equal to any dividend payment made on one share of Neuronetics Common Stock;

•	will entitle such holder to receive upon liquidation either $1.00 per share or an amount equal to the payment made on one share of Neuronetics Common Stock, whichever is greater;

•	will have one vote and be entitled to vote on any matter submitted to the holders of Neuronetics Common Stock; and

•

will entitle such holder to a per share payment equal to the payment made on one share of Neuronetics Common Stock in the event that shares of Neuronetics Common Stock are exchanged via merger, consolidation, or a similar transaction.

The value of a one one-thousandth interest in a Preferred Share approximates the value of one share of Neuronetics Common Stock.

Expiration. The Rights will expire on April 8, 2021.

Redemption. The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if Neuronetics effects a stock split or stock dividend of Neuronetics Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or other reclassification of the Preferred Shares or Neuronetics Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 3.03. A copy of the Rights Agreement is available free of charge from Neuronetics upon request.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on April 8, 2020. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On April 8, 2020, Neuronetics announced the declaration of the dividend of Rights and issued a press release relating to such event, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits.	The following exhibits are filed as part of this report:

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Neuronetics, Inc.

4.1

Rights Agreement, dated as of April 8, 2020, between Neuronetics, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of April 8, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2020

NEURONETICS, INC.

By:	/s/ W. Andrew Macan
Name:	W. Andrew Macan
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary